    NUMBER                                                                 UNITS
U-__________

  SEE REVERSE FOR
CERTAIN DEFINITIONS

                            ASCEND ACQUISITION CORP.

                                                                    CUSIP ______

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
                            ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________

is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Ascend Acquisition Corp., a Delaware corporation
(the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the
Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or
earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants
comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a
Warrant Agreement, dated as of _______, 2006, between the Company and
Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery
Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
   -----------------------------------------
                       Chairman of the Board

                                     [SEAL]

                                    --------------------------------------------
                                    Secretary

                            ASCEND ACQUISITION CORP.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT - ____ Custodian ______
TEN ENT - as tenants by the                              (Cust)          (Minor)
          entireties                            under Uniform Gifts to Minors
JT TEN -  as joint tenants with                      Act ______________
          right of survivorship and                         (State)
          not as tenants in common

Additional Abbreviations may also be used though not in the above list.

     For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________

                                      ------------------------------------------
                                      NOTICE: The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of the
                                              certificate in every particular,
                                              without alteration or enlargement
                                              or any change whatever.

Signature(s) Guaranteed:

---------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).